Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of XIAO-I CORPORATION on Form S-8 (File No. 333-275743) of our report dated April 28, 2023 relating to the consolidated financial statements of XIAO-I CORPORATION appearing in this Annual Report on Form 20-F of XIAO-I CORPORATION for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

New York, NY

May 15, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com